UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the FibroGen, Inc. (the “Company”) 2015 annual meeting of stockholders held on June 3, 2015, the stockholders voted on the two proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2015 annual meeting, filed with the Securities and Exchange Commission on April 21, 2015. The results of the matters voted upon at the meeting were:

(a)             All of the nominees of the Board of Directors (the “Board”) were elected to hold office until the Company’s 2018 annual meeting of stockholders. The nominees were: (i) Thomas B. Neff: 32,970,247 shares of Common Stock voted for, 85,250 withheld, and 1,323,883 broker non-votes; (ii) Miguel Madero: 29,454,596 shares of Common Stock voted for, 3,600,901 withheld, and 1,323,883 broker non-votes; and (iii) James A. Schoeneck: 33,018,257 shares of Common Stock voted for, 37,240 withheld, and 1,323,883 broker non-votes.

The term of office of director Rory B. Riggs, Roberto Pedro Rosenkranz, Ph.D., M.B.A. and Jorma Routti, Ph.D. continues until the Company’s 2016 annual meeting of stockholders. The term of office of directors Thomas F. Kearns Jr., Kalevi Kurkijärvi, Ph.D., Julian N. Stern and Toshinari Tamura, Ph.D. continues until the Company’s 2017 annual meeting of stockholders.

(b)             The stockholders ratified the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2015: 34,322,762 shares of Common Stock voted for, 21,755 against, and 34,863 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: June 5, 2015

	By:	/s/ Michael Lowenstein
Michael Lowenstein
VP, Legal Affairs